Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Detroit Street Trust of our reports dated December 23, 2024, relating to the financial statements and financial highlights of Janus Henderson AAA CLO ETF, Janus Henderson B-BBB CLO ETF, Janus Henderson Corporate Bond ETF, Janus Henderson Emerging Market Debt Hard Currency ETF, Janus Henderson Mid Cap Growth Alpha ETF, Janus Henderson Mortgage-Backed Securities ETF, Janus Henderson Securitized Income ETF, Janus Henderson Short Duration Income ETF, Janus Henderson Small Cap Growth Alpha ETF, Janus Henderson Small/Mid Cap Growth Alpha ETF, Janus Henderson U.S. Real Estate ETF and Janus Henderson U.S. Sustainable Equity ETF, which appear in Janus Detroit Street Trust’s Certified Shareholder Reports on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the cover page on the Statement of Additional Information and the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 26, 2025